UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Digital Brands Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40400	46-1942864
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

350 Texas Ave, Suite 250, Round Rock, TX 78664

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (212) 524-6860

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DBGI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Retention of Financial Advisor

On August 3, 2026, Digital Brands Group, Inc. (the “Company”) announced that it has retained Roth Capital Partners (“Roth”) to formally explore take-private options to maximize shareholder value. The Company intends to provide updates to shareholders throughout the process. There can be no assurance that the exploration of strategic alternatives will result in any definitive offer, agreement, or transaction being entered into, or that any transaction will be approved or consummated.

A copy of the press release issued by the Company on August 3, 2026 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Receipt of Acquisition Proposal

On August 5, 2026, the Company announced that it has received a proposal from an existing shareholder with a stated net worth in excess of $1 billion to acquire all outstanding shares of common stock of the Company for $77.58 per share in cash (the “Proposal”). The Proposal represents a premium of approximately 258% over the Company’s current trading price of $21.63 per share. The Proposal was received in connection with the Company’s ongoing review of strategic alternatives.

The Company’s Board of Directors (the “Board”) will evaluate the Proposal in consultation with the Company’s recently retained financial advisor. No decision has been made with respect to the Company’s response to the Proposal at this time, and no deadline or definitive timeline has been set for such a decision.

There can be no assurance that any transaction will be consummated or that the Board will approve the Proposal or any other transaction. The Company does not intend to comment further on the Proposal or the strategic alternatives process unless and until the Board has approved a specific course of action or the Company otherwise determines that further disclosure is appropriate or required by law.

A copy of the press release issued by the Company on August 5, 2026 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated August 3, 2026
99.2	Press Release dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: August 6, 2026	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer